UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

Hut 8 Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective November 30, 2023, Hut 8 Corp. (“New Hut” or the “Company”) completed the previously announced merger of equals transaction contemplated by the Business Combination Agreement, dated as of February 6, 2023 (the “Business Combination Agreement”), by and among Hut 8 Mining Corp. (“Hut 8”), U.S. Data Mining Group, Inc. doing business as “US BITCOIN” (“USBTC”) and New Hut. Pursuant to the Business Combination Agreement, (i) Hut 8 and its direct wholly-owned subsidiary, Hut 8 Holdings Inc. (“Hut 8 Holdings”), a corporation existing under the laws of British Columbia, was, as part of a court-sanctioned plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia), amalgamated to continue as one British Columbia corporation (“Hut Amalco”), with the capital of Hut Amalco being the same as the capital of Hut 8 (the “Amalgamation”), (ii) following the Amalgamation, and pursuant to the Arrangement, each common share of Hut Amalco (other than any shares held by dissenting shareholders) was exchanged for 0.2000 of a share of New Hut common stock, par value $0.01 per share (the “Common Stock”), which effectively resulted in a consolidation of the common shares of Hut 8 on a five to one (5 to 1) basis and (iii) following the completion of the Arrangement, a newly-formed direct wholly-owned Nevada subsidiary of New Hut (“Merger Sub”) merged with and into USBTC, with each share of Series A preferred stock of USBTC, $0.00001 par value per share, Series B preferred stock of USBTC, $0.00001 par value per share, Series B-1 preferred stock of USBTC, $0.00001 par value per share and common stock of USBTC, $0.00001 par value per share, exchanged for 0.6716 of a share of Common Stock in a merger executed in accordance with the relevant provisions of the Nevada Revised Statutes, as amended (the “Merger,” and together with the Arrangement, the “Business Combination”). As a result of the Business Combination, both Hut 8 and USBTC became wholly-owned subsidiaries of New Hut.

As provided in the Business Combination Agreement, at the effective time of the Arrangement as part of the Business Combination, all options relating to Hut 8 common shares outstanding immediately prior to the effective time of the Business Combination, were cancelled and New Hut granted such holders replacement options entitling the holder to purchase that number of New Hut shares equal to the product obtained when the number of Hut 8 shares subject to the replaced Hut 8 options immediately prior to the effective time of the Business Combination is multiplied by the Hut 8 Exchange Ratio (as defined in the Business Combination Agreement), to be governed by the New Hut Omnibus Incentive Plan and generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Business Combination.

Concurrently, terms of the restricted stock unit award and deferred share unit award plans relating to Hut 8 common shares outstanding immediately prior to the effective time of the Business Combination were adjusted so that upon settlement of their applicable equity awards, holders are entitled to either (i) a cash payment equal to the product obtained when market value (as defined in the omnibus long-term incentive plan of Hut 8) of one share of New Hut Common Stock is multiplied by the Hut 8 Exchange Ratio, or (ii) that number of shares of New Hut Common Stock equal to the Hut 8 Exchange Ratio, or (iii) a combination of cash and New Hut shares, in each case as determined by Hut 8 or New Hut in its sole discretion. Such Hut 8 equity awards outstanding immediately prior to the effective time of the Business Combination are governed generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Business Combination.

At the effective time of the Merger as part of the Business Combination, options relating to shares of USBTC that were outstanding immediately prior to the effective time of the Business Combination were converted into options relating to shares of New Hut Common Stock after giving effect to appropriate adjustments to reflect the Business Combination and otherwise generally on the same terms and conditions as applied under the applicable plan and award agreements immediately prior to the effective time of the Business Combination.

The issuance of shares of New Hut Common Stock to USBTC stockholders in connection with the Business Combination, as described above, was registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-269738), filed by New Hut with the Securities and Exchange Commission (the “SEC”) and declared effective on November 9, 2023 (the “Registration Statement”). The prospectus of New Hut (the “Prospectus”) included in the Registration Statement contains additional information about the Business Combination. The description of New Hut Common Stock set forth in the Prospectus is incorporated herein by reference. The shares of New Hut Common Stock issued to shareholders of Hut 8 under the Arrangement were issued pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act.

The description of the Business Combination Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about New Hut and should not be relied upon as disclosure about New Hut without consideration of the periodic and current reports and statements that New Hut files with the SEC. The terms of the Business Combination Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Business Combination Agreement. In particular, the representations and warranties made by the parties to each other in the Business Combination Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Business Combination Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Prior to the effective time of the Business Combination, Hut 8 common shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the Nasdaq Stock Exchange (“Nasdaq”) and the Toronto Stock Exchange (“TSX”). As a result of the Business Combination, Hut 8 common shares will cease to trade on Nasdaq and the TSX prior to the open of trading on December 4, 2023. As of the open of trading on December 4, 2023, shares of New Hut Common Stock will trade on Nasdaq and the TSX under the ticker symbol “HUT.” Hut 8 expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of Hut 8 common shares and suspend its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act.

The information set forth under Item 5.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Coinbase Agreement

Hut 8, through its wholly-owned subsidiary Hut 8 Holdings, entered into a $50 million credit agreement with Coinbase Credit, Inc., (“Coinbase Credit”) dated June 26, 2023 (the “Coinbase Agreement”). The Coinbase Agreement provides a $15 million term loan, an option of drawing an additional $20 million delayed-draw term loan tranche between one and two months following closing and an option of drawing an additional $15 million delayed-draw term loan tranche within 15 business days following the completion of the Business Combination. All amounts borrowed under the Coinbase Agreement will bear interest at a rate equal to (a) the greater of (i) the federal funds rate on the date of the applicable borrowing, and (ii) 3.25%, plus (b) 5.0%. The Coinbase Agreement facility will mature 364 days after the date of the first borrowing. Obligations under the Coinbase Agreement are secured by Hut 8’s interest in certain Bitcoin held in the custody of Coinbase Custody Trust Company, LLC (“Coinbase Custody”). 2,097 of Hut 8’s Bitcoin are currently held as collateral pursuant to the Coinbase Agreement. Upon consummation of the Business Combination, New Hut became, and Hut 8 remained, a guarantor of Hut 8 Holdings’ obligations under the Coinbase Agreement.

Hut 8’s obligations to post additional collateral depend on the loan-to-value ratio between the principal outstanding in the loan and the fair value of collateralized Bitcoin in custody (the “LTV”). If the LTV is equal to or greater than 70%, a margin call event occurs, and Coinbase Credit may deliver a notice to Hut 8 requiring Hut 8 to post additional collateral, such that the LTV becomes less than or equal to 60%. Coinbase Credit cannot deliver more than one margin call notice per calendar day.

Hut 8 has rights to retrieve the posted collateral in defined circumstances. Hut 8 may request that collateral held by Coinbase Custody be returned so that the LTV reaches 60% if: (i) the LTV is less than 50% for five consecutive days, (ii) the LTV remains less than 50% at the time of the release of the collateral and (iii) immediately before and after the time referenced in (i), the following conditions are met: (a) Hut 8 Holdings is not in default on the loan, (b) the loan has not become due and no other provision is triggered which would require repayment or prepayment of the loan, (c) the agreement has not been rendered illegal, impossible, or impracticable to perform, (d) the actual LTV is not equal to or greater than 70% and (e) Hut 8 is not otherwise required to pledge more collateral due to a margin call event.

For any period beginning on any day when the fair value of Bitcoin declines by greater than 60% of the fair value of Bitcoin as at the loan inception date, and ending on the first day thereafter when the fair value of Bitcoin is equal to or greater than the fair value of Bitcoin as at the loan inception date, a deleveraging period will occur which will decrease the LTV ratios required to post additional collateral and retrieve the posted collateral.

Coinbase Credit does not have any right to rehypothecate, loan, sell or otherwise dispose of the posted collateral. If certain events of default as defined in the Coinbase Agreement occur, Coinbase Credit may exercise all of the rights, powers and remedies in respect of the collateral Bitcoin of a secured party under the Uniform Commercial Code as in effect in the State of New York, such as, among others, the right to use the collateral to satisfy payments outstanding, transfer the collateral into its own name, and sell, assign, or otherwise dispose of the collateral.

Anchorage Loan

On March 31, 2022 and April 26, 2022, respectively, USBTC entered into those certain Equipment Loan and Security Agreements with Anchorage Lending CA, LLC (“Anchorage”) (the “Original Loan Agreements”). Pursuant to the Original Loan Agreements, Anchorage advanced $50.0 million (the “Original Principal”) to USBTC to finance USBTC’s acquisition of certain business equipment. Pursuant to the Original Loan Agreements, USBTC agreed to repay the Original Principal plus interest. Additionally, USBTC granted Anchorage a security interest in certain of its assets, as further described in the Original Loan Agreements.

In connection with a restructuring of its debt obligations with Anchorage, USBTC (and certain of its subsidiaries) entered into that certain Loan, Guaranty and Security Agreement dated as of February 3, 2023 with Anchorage with a term of 5 years, pursuant to which (i) USBTC transferred certain of its assets to its wholly-owned subsidiary, US Data Guardian LLC (“USDG”), a Nevada limited liability company, (ii) USDG became the “Borrower” under the Original Loan Agreement, (iii) Anchorage obtained a security interest in certain assets, including 23,500 USBTC miners and USBTC’s mining facility in Niagara Falls, New York and all its property and assets, of USBTC, USDG, and U.S. Data Technologies Group Ltd., a wholly-owned subsidiary of USBTC (“USDTG,” and together with USBTC and USDG, the “Loan Parties”), and (iv) the Loan Parties agree to repay the Outstanding Loan Amount (as defined below) to Anchorage (such agreement, the “Refinanced Loan Agreement”). Additionally, USBTC, USDG, and USDTG, as applicable, entered into certain other agreements with Anchorage to effectuate the purposes of, and the transactions contemplated by, the Refinanced Loan Agreement including (i) that certain Subscription Agreement by and between USBTC and Anchorage, dated as of February 3, 2023, pursuant to which Anchorage acquired 2,960,000 shares of USBTC common stock, and (ii) that certain Asset Purchase Agreement by and between USBTC and USDG dated as of February 3, 2023 pursuant to which USBTC transferred certain of its assets to USDG pursuant to the Refinanced Loan Agreement. As of February 3, 2023, USBTC (and the Loan Parties) owe, and have agreed to repay, approximately $49.0 million to Anchorage, in addition to interest (the “Outstanding Loan Amount”). Pursuant to the Refinanced Loan Agreement, the Outstanding Loan Amount is repaid on a monthly basis through profits (revenue from Bitcoin mined and sold less costs for energy or hosting, insurance, taxes, and repair and maintenance of miners) generated from those certain USBTC miners underlying the security interest, as further specified in the Refinanced Loan Agreement. USBTC sends the profits to Anchorage via wire to pay interest and principal on the loan. USBTC is not required to generate a minimum amount of profit, nor is USBTC required to make a minimum monthly payment if no profit is generated. If profit in any month is not sufficient to generate a payment, interest continues to accumulate and is added to the total amount to be repaid. As stated above, the Refinanced Loan Agreement has a 5-year term, and the principal balance and any additional interest is due as a balloon payment on or before February 2, 2028.

Upon consummation of the Business Combination, New Hut executed a joinder, dated November 30, 2023 (the “Joinder Agreement”), to become a party and a Guarantor (as defined in the Refinanced Loan Agreement) under the Refinanced Loan Agreement.

The descriptions of the Coinbase Agreement and the Refinanced Loan Agreement above are summaries and are qualified in their entirety by reference to the Coinbase Agreement and the Refinanced Loan Agreement, filed as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K, which are each incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Business Combination, Hut 8 common shares were registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq and the TSX. As a result of the Business Combination, Hut 8 requested that Nasdaq withdraw Hut 8 common shares from listing on Nasdaq after the close of trading on December 1, 2023 and file a Form 25 with the SEC to report that Hut 8 common shares are no longer listed on Nasdaq. The shares of Hut 8 common shares will be suspended from trading on Nasdaq and the TSX prior to the open of trading on December 4, 2023.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 30, 2023, New Hut’s board of directors (the “New Hut Board”) approved the engagement of Raymond Chabot Grant Thornton (“RCGT”) as New Hut’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2023.

RCGT served as the independent registered public accounting firm of Hut 8 prior to the consummation of the Business Combination and provided audit opinions in connection with Hut 8’s financial statements for the fiscal years ended December 31, 2022, 2021, and 2020.

During the period from New Hut’s inception to November 30, 2023, except as set forth below, neither the Company nor anyone on its behalf consulted with RCGT regarding either (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did RCGT provide a written report or oral advice to the Company that RCGT concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions related to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the period from New Hut’s inception to November 30, 2023, and in connection with New Hut’s Registration Statement on Form S-4 and the Business Combination, the Company consulted with RCGT regarding the Company’s responses to SEC comment letters and the application of accounting principles to business combination accounting. RCGT provided accounting guidance and oral advice and did not issue any written report.

Prior to the consummation of the Business Combination, RSM US LLP (“RSM”) served as the independent registered public accounting firm of USBTC, the accounting acquirer, and provided audit opinions in connection with USBTC’s financial statements for the fiscal years ended June 30, 2023 and 2022. Upon the consummation of the Business Combination, the Company notified RSM of its termination of its engagement with RSM with respect to audit services provided to USBTC, effective following RSM’s review of USBTC’s historical financial statements for the quarter ended September 30, 2023 and the Company’s filing of the applicable Quarterly Report on Form 10-Q.

RSM’s reports on the financial statements of USBTC for the fiscal years ended June 30, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle.

During USBTC’s two most recent fiscal years ended June 30, 2023 and through the subsequent interim period up to and including the date hereof, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between USBTC or the Company and RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of RSM, would have caused them to make reference to the subject matter of the disagreement in connection with their report on USBTC’s financial statements for those periods.

During USBTC’s two most recent fiscal years ended June 30, 2023, and for the subsequent interim period up to and including the date hereof, there were “reportable events” within the meaning of Item 304 (a)(1)(v) of Regulation S-K, relating to disclosure of material weaknesses in USBTC’s internal control over financial reporting, which material weaknesses are disclosed in the Company’s Registration Statement on Form S-4 (Registration No. 333-269783) filed with the SEC.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished RSM with a copy of this Form 8-K on November 30, 2023, providing RSM with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a)(3) of Regulation S-K, and if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 to this Report on Form 8-K is a copy of RSM’s letter addressed to the SEC relating to the statements made by the Company in this report.

Item 5.01	Changes in Control of Registrant.

Prior to the effective time of the Business Combination, New Hut was a wholly-owned subsidiary of USBTC. Pursuant to the terms of Business Combination Agreement, immediately following the effective time of the Business Combination, all New Hut shares owned by USBTC prior to the effective time of the Business Combination were surrendered to New Hut for no consideration. Following the completion of the Business Combination, the New Hut shares became held by the former holders of Hut 8 shares and USBTC preferred and common stock.

The information set forth in Item 2.01 of this Current Report is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the effective time of the Business Combination, the New Hut Board approved an increase in the size of the New Hut Board from one to ten directors.

In accordance with the terms of the Business Combination Agreement and effective immediately following the effective time of the Business Combination:

•	each of the following former members of the Hut 8 board of directors was designated and appointed to the New Hut Board: Jaime Leverton, Bill Tai, Carl J. Rickertsen, Alexia Hefti and Joseph Flinn; and

•	each of the following former members of the USBTC board of directors was designated and appointed to the New Hut Board: Asher Genoot, Michael Ho, Stanley O’Neal, Mayo A. Shattuck III and Amy Wilkinson.

Committee Appointments

Immediately following the effective time of the Business Combination, the individuals identified below were designated and appointed to the Audit Committee, the Compensation and Talent Development Committee and the Nominating, Environmental, Social and Governance Committee, respectively, of the New Hut Board:

Audit Committee

Joseph Flinn (Chair)

Stanley O’Neal

Mayo A. Shattuck III

Compensation and Talent Development Committee

Mayo A. Shattuck III (Chair)

Carl J. Rickertsen

Amy Wilkinson

Nominating, Environmental, Social and Governance Committee

Amy Wilkinson (Chair)

Alexia Hefti

Bill Tai

Resignation and Appointment of Officers

In connection with the Business Combination, the New Hut Board appointed the following executive officers of the Company, effective immediately following the effective time of the Business Combination. The names, age, positions and respective business experiences of these executive officers are indicated below:

Name	Age	Position
Jaime Leverton	45	Chief Executive Officer and Director
Asher Genoot	28	President and Director
Michael Ho	30	Chief Strategy Officer and Director
Shenif Visram	51	Chief Financial Officer
Aniss Amdiss	38	Chief Legal Officer and Corporate Secretary
Matthew Prusak	30	Chief Commercial Officer

Jaime Leverton

Ms. Leverton will serve as the Chief Executive Officer of the Company. Prior to the Business Combination, Ms. Leverton served as Chief Executive Officer of Hut 8 since her appointment in November 2020. Prior to Hut 8, Ms. Leverton served as the Chief Commercial Officer at eStruxture Data Centers. Her career also includes tenure as the General Manager of Canada and APAC with data center and cloud provider Cogeco Peer 1 (now Aptum) and leadership roles with National Bank, BlackBerry, Bell Canada and IBM Canada. She proudly sits on the board of the Stratford Festival.

Asher Genoot

Mr. Genoot will serve as President of the Company. Prior to the Business Combination, Mr. Genoot served as USBTC’s President and as a Director since its inception. Mr. Genoot served as the founder and Chief Executive Officer at Curio, a Shanghai-based education company that expanded across the country from April 2016 to May 2019. He currently serves as a Board Member at Curio. He also has experience as the Managing Director at Flagship Endeavors, a brand incubator.

Michael Ho

Mr. Ho will serve as Chief Strategy Officer of the Company. Prior to the Business Combination, Mr. Ho served as USBTC’s Chief Executive Officer and as Chairman of the USBTC Board since its inception. He served as the CEO of Vancouver Motorcars Ltd. (formerly Advant Automotive Inc.) from January 2012 to April 2015. Mr. Ho then served as the CEO of MKH International Ltd, from July 2015 to December 2018. During this 6-year period, Mr. Ho specialized in currencies, international trade, structured financings and equity structuring. Mr. Ho also has extensive experience in the industry, having begun mining digital assets in 2014, and in 2017, Mr. Ho began setting up businesses procuring, managing, and selling turnkey digital asset mining facilities.

Shenif Visram

Mr. Visram will serve as the Chief Financial Officer of the Company. Prior to the Business Combination, Mr. Visram served as the Chief Financial Officer of Hut 8. Mr. Visram began his finance career at IBM Canada, where he progressed to the CFO roles in the largest IBM Canada Business units. He then moved to Cogeco Peer 1 as Vice President, Finance, where he jointly led the sale of the company to a private equity firm. He remained with the company post-sale and assumed the role of CFO, where he led the privatization of the company and played a key role in rebranding to Aptum Technologies. Shenif is a Charter Professional Accountant (CPA, CMA).

Aniss Amdiss

Mr. Amdiss will serve as the Chief Legal Officer of the Company. Prior to the Business Combination, Mr. Amdiss led Hut 8’s legal and governance portfolios, as well as serving as corporate secretary. Mr. Amdiss brings expertise in mergers and acquisitions, capital markets transactions, corporate governance and general commercial matters. Prior to joining Hut 8, he served as General Counsel, and Corporate Secretary at Greenbrook TMS Inc., a TSX and Nasdaq listed healthcare services company. His previous experience includes being a member of the investment and legal teams at DRI Capital, a healthcare royalty fund manager, and he began his career in private practice at Stikeman Elliott LLP. Mr. Amdiss earned his J.D. from Queen’s University and is a member of the Law Society of Ontario.

Matthew Prusak

Mr. Prusak will serve as the Chief Commercial Officer of the Company. Prior to the Business Combination, Matthew Prusak served as USBTC’s Chief Commercial Officer since June 2021. Prior to joining USBTC, Mr. Prusak served as the Chief Business Officer of Curative, a COVID-19 diagnostics company, from 2020 to 2021. Mr. Prusak also has experience as a consultant at Bain & Company from 2015 to 2017.

Additional information required by Items 5.02(c), (d) and (e) is included in the Registration Statement, and such information is incorporated herein by reference.

Executive Employment Agreements

In connection with the appointment of certain executive officers of the Company, the Company has entered into an employment agreement with each of Jaime Leverton, Asher Genoot, Michael Ho, Shenif Visram and Aniss Amdiss (collectively, the “Executive Employment Agreements”), pursuant to which each executive will be employed by the Company for an indefinite term until their respective employment is terminated in accordance with the terms of the applicable Executive Employment Agreement. Under the Executive Employment Agreements, the Company agrees to provide each executive officer: (i) a base salary (US$550,000 with respect to Jaime Leverton, US$490,000 with respect to Asher Genoot and Michael Ho, US$375,000 with respect to Shenif Visram and Aniss Amdiss); (ii) an annual bonus with a target opportunity equal to (A) with respect Jaime Leverton, 100% of base salary, (B) with respect to Asher Genoot and Michael Ho, 80% of base salary or (C) with respect to Shenif Visram and Aniss Amdiss, 60% of base salary, in each case subject to achievement of any applicable performance goals established by the Board; (iii) eligibility to receive equity-based compensation as determined by the Board; (iv) with respect to Jaime Leverton and Asher Genoot, US$10,000 in annual dues for ongoing membership in the Young Presidents’ Organization and (v) annual tax filing reimbursement up to US$2,500.

Pursuant to the Executive Employment Agreements with each of Jaime Leverton, Michael Ho, Shenif Visram and Aniss Amdiss upon a termination of employment without cause or if the executive officer terminates their employment for good reason (each, a “Qualifying Termination”), the executive officer will be entitled to the following payments and benefits: (i) any annual bonus awarded in respect of the year preceding the year of termination, but not yet paid; (ii) an annual bonus at target, if earned, for the year in which the executive’s employment terminates; (iii) 12 months of the executive’s base salary payable over 12 months or, at the option of the Company, as a lump sum payment; (iv) continued benefits and perquisites (as existed on the date notice of termination is provided) only for the minimum statutory notice period and thereafter, continued group health and dental benefits for the remainder of the 12-month post-termination period and (v) the executive officer’s long-term incentive or other equity awards will be determined in accordance with the terms of the applicable plan and award agreements; provided that with respect to awards that vest (A) solely based on continued service with the Company, such awards shall vest in any tranche scheduled to vest in accordance with the applicable award agreement during the 12-month post-termination period and (B) based on the achievement of performance criteria that occurs during the 12-month post-termination period.

Pursuant to the Executive Employment Agreement with Asher Genoot, upon a Qualifying Termination, he will be entitled to the following payments and benefits: (i) any annual bonus awarded in respect of the year preceding the year of termination, but not yet paid; (ii) continued base salary and annual bonus at target payable over 12 months following the date of termination; (iii) 12 months COBRA continuation coverage at active employee rates and (iv) his long-term incentive or other equity awards will be determined in accordance with the terms of the applicable plan and award agreements; provided that with respect to awards that vest (A) solely based on continued service with the Company, such awards shall vest in any tranche scheduled to vest in accordance with the applicable award agreement during the 12-month post-termination period, and (B) based on the achievement of performance criteria that occurs during the 12-month post-termination period.

Under the Executive Employment Agreements, each executive officer will be subject to certain non-competition and non-solicitation of customers, suppliers and employees restrictions for 12-months following any termination of employment, in addition to non-disparagement and confidentiality obligations.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2023, in connection with the consummation of the Business Combination, New Hut amended and restated its certificate of incorporation and its bylaws. On November 27, 2023, USBTC, as the sole stockholder of New Hut, voted all of its shares of New Hut common stock in favor of adopting the amended and restated certificate of incorporation. The Amended and Restated Certificate of Incorporation of New Hut and the Amended and Restated Bylaws of New Hut are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 30, 2023, New Hut issued a press release announcing the completion of the Business Combination. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 1, 2023, New Hut posted a presentation on its website for New Hut shareholders and analysts. The presentation is accessible under the “Investors” section of New Hut’s website at www.hut8.com/investors. The presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of February 6, 2023, by and among Hut 8, USBTC, and New Hut.#†
3.1	Amended and Restated Certificate of Incorporation of Hut 8 Corp.
3.2	Amended and Restated Bylaws of Hut 8 Corp.
10.1	Credit Agreement dated as of June 26, 2023 between Hut 8 Holdings Inc. and Coinbase Credit, Inc.#
10.2	Loan, Guaranty and Security Agreement dated as of February 3,2023 between Anchorage Lending CA, LLC, USBTC, US Data Guardian LLC, and US Data Mining Technologies Group Ltd.†#
16.1	RSM US LLP Letter to Securities and Exchange Commission, dated December 1, 2023.
99.1	Press Release, dated November 30, 2023.
99.2	Investor Presentation, dated December 1, 2023.

†	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission upon request.

#	Pursuant to Item 601(b)(2) or Item 601(b)(10), as applicable, of Regulation S-K, certain portions of this exhibit were redacted. The registrant hereby agrees to furnish a copy of any redacted information to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.
(Registrant)

Date: December 1, 2023

	By:	/s/ Aniss Amdiss
		Name:	Aniss Amdiss
		Title:	Chief Legal Officer and Corporate Secretary